July 18, 1997

Securities and Exchange Commission
40 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

Emerald Funds

We have read Item 77 K of Emerald Funds'
Form N-SAR for the six months ended May
31, 1997 and are in agreement with the
statements contained theirin.

Yours very truly,

Price Waterhouse LLP